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As filed with the Securities and Exchange Commission on November 2, 2017

Registration No. 333-221007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Rentals (North America), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	86-0933835 (IRS Employer Identification Number)

(FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS"
ON THE FOLLOWING PAGE)
100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Joli L. Gross
Senior Vice President, General Counsel and Corporate Secretary
100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Phone: (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of the Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
United Rentals, Inc.	06-1522496	Delaware
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Financing Limited Partnership	77-0704457	Delaware
United Rentals Highway Technologies Gulf, LLC	06-1604996	Delaware
United Rentals Realty, LLC	30-0505322	Delaware

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: c/o United Rentals (North America), Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, (203) 622-3131. Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Joli L. Gross, Senior Vice President, General Counsel and Corporate Secretary, 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, (203) 622-3131.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2017

PROSPECTUS

United Rentals (North America), Inc.

Offer to Exchange Up to $750,000,000 aggregate principal amount of new 4.875% Senior Notes due 2028 registered under the Securities Act of 1933, for any and all outstanding 4.875% Senior Notes due 2028 issued on September 22, 2017

         We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (the "Exchange Offer"), our new 4.875% Senior Notes due 2028, which we refer to as the New Notes, for all of our outstanding 4.875% Senior Notes due 2028 issued in a registered offering on September 22, 2017, which we refer to as the Old Notes. The New Notes will have terms that are substantially identical to those of the Old Notes, other than the issue date and the mandatory redemption provisions applicable to the Old Notes relating to our acquisition of Neff Corporation (the "Neff Acquisition"). The mandatory redemption provisions of the Old Notes ceased to apply when the Neff Acquisition closed on October 2, 2017. The New Notes will be issued as additional senior debt securities under the indenture, dated August 11, 2017 (the "August 2017 Indenture") governing our 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes"), and will have identical terms, be fungible with and be part of a single series of senior debt securities with $925,000,000 principal amount of the August 2017 Notes. We refer to the August 2017 Notes and the New Notes collectively as the Notes. The Old Notes were offered under an indenture, dated September 22, 2017.

Material Terms of the Exchange Offer

  •
  Subject to the terms of the Exchange Offer, we will exchange the New Notes for all Old Notes that are validly tendered and not withdrawn prior to the expiration of this Exchange Offer.

  •
  The New Notes will mature on January 15, 2028. Interest on the New Notes is payable on January 15 and July 15 of each year and accrues from August 11, 2017 or the most recent interest payment date.

  •
  We may redeem some or all of the New Notes on or after January 15, 2023, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. We also may redeem some or all of the New Notes at any time prior to January 15, 2023, at a price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to January 15, 2021, we may redeem up to 40% of the aggregate principal amount of the New Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 104.875% of the aggregate principal amount of the New Notes plus accrued and unpaid interest, if any, to the redemption date.

  •
  The exchange of Old Notes for New Notes pursuant to this Exchange Offer generally should not be a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences of the Exchange Offer."

  •
  There is no public market for the New Notes. We have not applied, and do not intend to apply, for listing of the New Notes on any national securities exchange or automated quotation system.

  •
  We will not receive any proceeds from the Exchange Offer.

  •
  The New Notes will be guaranteed on a senior unsecured basis by our parent company, United Rentals, Inc., and, subject to limited exceptions, URNA's current and future domestic subsidiaries. Our foreign subsidiaries will not be guarantors.

         Investing in the New Notes involves risks. You should read carefully the Risk Factors beginning on page 9 of this prospectus before participating in the Exchange Offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the Expiration Date (as defined below), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Prospectus dated                  , 2017

        You should rely only on the information contained in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the Exchange Offer that is not contained in this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

        We own or have rights to certain trademarks and trade names that we use in conjunction with the operations of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the "®" or "™" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

Presentation of Information

        Unless otherwise indicated or the context otherwise requires, (1) the term "URNA" refers to United Rentals (North America), Inc., the issuer of the New Notes, and not to its parent or any of its subsidiaries, (2) the term "Holdings" refers to United Rentals, Inc., the parent of URNA and a guarantor of the New Notes, and not to any of its subsidiaries, and (3) the terms "United Rentals," "we," "us," "our," "our company" or "the Company" refer to Holdings and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

        Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

  •
  the possibility that companies that we have acquired or may acquire, in our specialty business or otherwise, including NES Rentals Holdings II, Inc. ("NES") and Neff Corporation ("Neff"), could have undiscovered liabilities or involve other unexpected costs, may strain our management capabilities or may be difficult to integrate;

  •
  the cyclical nature of our business, which is highly sensitive to North American construction and industrial activities; if construction or industrial activity decline, our revenues and, because many of our costs are fixed, our profitability may be adversely affected;

  •
  our significant indebtedness (which totaled $8.4 billion at September 30, 2017) requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions;

  •
  inability to refinance our indebtedness on terms that are favorable to us, or at all;

  •
  incurrence of additional debt, which could exacerbate the risks associated with our current level of indebtedness;

  •
  noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating the agreements and requiring us to repay outstanding borrowings;

  •
  restrictive covenants and amount of borrowings permitted in our debt instruments, which can limit our financial and operational flexibility;

  •
  overcapacity of fleet in the equipment rental industry;

  •
  inability to benefit from government spending, including spending associated with infrastructure projects;

  •
  fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated;

  •
  rates we charge and time utilization we achieve being less than anticipated;

  •
  inability to manage credit risk adequately or to collect on contracts with a large number of customers;

  •
  inability to access the capital that our businesses or growth plans may require;

  •
  incurrence of impairment charges;

  •
  trends in oil and natural gas could adversely affect the demand for our services and products;

  •
  the fact that our holding company structure requires us to depend in part on distributions from subsidiaries and such distributions could be limited by contractual or legal restrictions;

  •
  increases in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves;

  •
  incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

  •
  the outcome or other potential consequences of regulatory matters and commercial litigation;

  •
  shortfalls in our insurance coverage;

  •
  our charter provisions as well as provisions of certain debt agreements and our significant indebtedness may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

  •
  turnover in our management team and inability to attract and retain key personnel;

  •
  costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned;

  •
  dependence on key suppliers to obtain equipment and other supplies for our business on acceptable terms;

  •
  inability to sell our new or used fleet in the amounts, or at the prices, we expect;

  •
  competition from existing and new competitors;

  •
  risks related to security breaches, cybersecurity attacks and other significant disruptions in our information technology systems;

  •
  the costs of complying with environmental, safety and foreign law and regulations, as well as other risks associated with non-U.S. operations, including currency exchange risk;

  •
  labor disputes, work stoppages or other labor difficulties, which may impact our productivity, and potential enactment of new legislation or other changes in law affecting our labor relations or operations generally; and

  •
  increases in our maintenance and replacement costs and/or decreases in the residual value of our equipment; and

  •
  other factors discussed in the section titled "Risk Factors" of this prospectus and the section titled "Item 1A—Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K (the "Annual Report").

        For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

 INDUSTRY AND MARKET DATA

        We obtained the industry, market and competitive position data used throughout this prospectus and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

        We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

  (1)
  Annual Report for the fiscal year ended December 31, 2016, filed on January 25, 2017;

  (2)
  Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on Thursday, May 4, 2017 and filed on March 21, 2017;

  (3)
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on April 19, 2017;

  (4)
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed on July 19, 2017;

  (5)
  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed on October 18, 2017;

  (6)
  Current Reports on Form 8-K filed on January 25, 2017 (but excluding Item 2.02, the related exhibit and Item 7.01), January 27, 2017, February 27, 2017, April 3, 2017; May 4, 2017,

    June 2, 2017, August 11, 2017, August 17, 2017, August 29, 2017, September 22, 2017, September 29, 2017, October 2, 2017 and October 25, 2017; and

  (7)
  All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus until the termination of the offering of the securities.

        We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 618-7342.

v

SUMMARY

        This summary does not contain all the information that may be important to you. You should read this entire prospectus and the information incorporated by reference herein, including the section titled "Risk Factors," the financial statements and related notes, before making an investment decision.

 Our Company

        United Rentals is the largest equipment rental company in the world. Our customer service network consists of 950 rental locations in the United States and Canada as well as centralized call centers and online capabilities. We offer approximately 3,300 classes of equipment for rent to construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and other customers. In 2016 and the nine months ended September 30, 2017, we generated total revenue of $5.8 billion and $4.7 billion, including $4.9 billion and $4.1 billion of equipment rental revenue, respectively.

        As of September 30, 2017, our fleet of rental equipment included approximately 500,000 units. The total original equipment cost of our fleet ("OEC"), based on the initial consideration paid, was $10.8 billion at September 30, 2017. The fleet includes:

  •
  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and materials handling equipment. In 2016, general construction and industrial equipment accounted for approximately 43 percent of our equipment rental revenue;

  •
  Aerial work platforms, such as boom lifts and scissor lifts. In 2016, aerial work platforms accounted for approximately 32 percent of our equipment rental revenue;

  •
  General tools and light equipment, such as pressure washers, water pumps and power tools. In 2016, general tools and light equipment accounted for approximately 8 percent of our equipment rental revenue;

  •
  Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2016, power and HVAC equipment accounted for approximately 7 percent of our equipment rental revenue;

  •
  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2016, trench safety equipment accounted for approximately 6 percent of our equipment rental revenue; and

  •
  Pumps, primarily used by energy and petrochemical customers. In 2016, pumps accounted for approximately 4 percent of our equipment rental revenue.

        In addition to renting equipment, we sell new and used equipment as well as related parts and service, and contractor supplies.

        Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

 The Exchange Offer

The Exchange Offer	The Exchange Offer relates to the exchange of up to $750,000,000 aggregate principal amount of outstanding 4.875% Senior Notes due 2028 issued on September 22, 2017 (the "Old Notes"), for an equal aggregate principal amount of 4.875% Senior Notes due 2028 (the "New Notes").

We will exchange all outstanding Old Notes issued that are validly tendered and not validly withdrawn. However, you may only exchange Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the New Notes will be substantially identical to the form and terms of the corresponding outstanding Old Notes, except that the New Notes will not contain the mandatory redemption provisions applicable to the Old Notes relating to the Neff Acquisition and will be issued under a separate indenture. The New Notes will be issued under the indenture, dated August 11, 2017 (the "August 2017 Indenture"), governing our 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes"), and will have identical terms, be fungible with and be part of a single series of senior debt securities with $925,000,000 principal amount of our August 2017 Notes.

Expiration Date

Our Exchange Offer expires at 5:00 p.m., New York City time, on December 6, 2017 (the "Expiration Date"), unless we extend the Expiration Date. We may extend the Expiration Date of the Exchange Offer for any reason.

Resale of New Notes

We believe that you may offer for resale, resell and otherwise transfer your New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate and you acquire the New Notes issued in the exchange offer in the ordinary course.

You must also represent to us that you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes we issue to you in the Exchange Offer.

Each broker-dealer that receives New Notes in the Exchange Offer for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes issued in the Exchange Offer.

Special Procedures For Beneficial Owners

If you are the beneficial owner of Old Notes and you registered your Old Notes in the name of a broker or other institution, and you wish to participate in the Exchange Offer, you should promptly contact the person in whose name you registered your Old Notes and instruct that person to tender the Old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may waive, as described below under "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Initial Notes	If you wish to accept the Exchange Offer, the following must be delivered to the Exchange Agent:
• your Old Notes by timely confirmation of book-entry transfer through The Depository Trust Company ("DTC");
• an agent's message from DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the Exchange Offer; and
• all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the Exchange Offer.
You must comply with DTC's standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
Withdrawal Rights	You may withdraw the tender of your Old Notes at any time prior to the Expiration Date.
Material U.S. Federal Income Tax Considerations	An exchange of Old Notes for New Notes should not be subject to United States federal income tax. See "Material U.S. Federal Income Tax Considerations of the Exchange Offer."
Use of Proceeds

We will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offer. Old Notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incidental to the Exchange Offer.

Exchange Agent

You can reach Wells Fargo Bank, National Association, (the "Exchange Agent"), at 600 Fourth Street South, 7th Floor, Minneapolis, MN 55402, Attn: Corporate Trust Operations. For more information with respect to the exchange offer, you may call the Exchange Agent at (800) 344-5128; the fax number for the Exchange Agent is (612) 667-6282 (for eligible institutions only).

 The New Notes

        The New Notes will have terms that are substantially identical to those of the Old Notes, other than the issue date and the mandatory redemption provisions applicable to the Old Notes relating to the Neff Acquisition. The mandatory redemption provisions of the Old Notes ceased to apply when the Neff Acquisition closed on October 2, 2017. The New Notes will be issued as additional senior debt securities under the August 2017 Indenture and will have identical terms, be fungible with and be part of a single series of senior debt securities with $925,000,000 principal amount of the August 2017 Notes. You should carefully review the "Description of the New Notes" section of this prospectus, which contains a more detailed description of the terms and conditions of the New Notes.

Issuer	United Rentals (North America), Inc.
New Notes Offered	$750,000,000 million aggregate principal amount of 4.875% Senior Notes due 2028.
Maturity	January 15, 2028.
Interest	4.875% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year and accrues from August 11, 2017 or the most recent payment date.
Ranking

The New Notes will be senior unsecured obligations of URNA and will rank equally in right of payment with all of URNA's existing and future senior indebtedness, effectively junior to any of URNA's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of URNA's existing and future subordinated indebtedness.

As of September 30, 2017, on an as adjusted basis, after giving effect to the issuance of the New Notes and related guarantees, the New Notes would have ranked:
• equally in right of payment with approximately $5.6 billion principal amount of URNA's other senior unsecured obligations, comprised of:
• $225 million principal amount of 7 5/8% Senior Notes due 2022,
• $850 million principal amount of 5 3/4% Senior Notes due 2024,
• $750 million principal amount of 4 5/8% Senior Notes due 2025,
• $800 million principal amount of 5 1/2% Senior Notes due 2025,
• $1.0 billion principal amount of 5 7/8% Senior Notes due 2026,
• $1.0 billion principal amount of 5 1/2% Senior Notes due 2027; and
• $925 million principal amount of the August 2017 Notes;

• effectively junior to approximately $1.5 billion of URNA's secured obligations, comprised of:

•

$305 million of URNA's outstanding borrowings under the our senior secured asset-based revolving credit facility (the "ABL Facility"), (excluding $2.5 billion of additional borrowing capacity, net of outstanding letters of credit of $39 million),

• $1.0 billion principal amount of 4 5/8% Senior Secured Notes due 2023,
• URNA's guarantee obligations in respect of $111 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility,
• $55 million in capital leases, and
• URNA's guarantee obligations in respect of $7 million of capital leases of the subsidiary guarantors; and
• effectively junior to:
• $667 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility,
• $2 million of capital leases of Holdings, and
• $5 million of capital leases of URNA's subsidiaries that are not guarantors.

Most of URNA's U.S. receivable assets have been sold to a special purpose vehicle in connection with the accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility).

Guarantees

The New Notes will be guaranteed on a senior unsecured basis by Holdings and, subject to limited exceptions, URNA's current and future domestic subsidiaries. The guarantees will be senior unsecured obligations of the guarantors and will rank equally in right of payment with all of the existing and future senior unsecured indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the guarantors. The New Notes will not be guaranteed by URNA's foreign or unrestricted subsidiaries or any foreign subsidiary holding company or any subsidiary of a foreign subsidiary, unless URNA determines otherwise. During any period when the New Notes are rated investment grade by both Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") or, in certain circumstances, another nationally recognized statistical rating agency selected by URNA, provided at such time no default under the indenture has occurred and is continuing, URNA may request to release the guarantee of any subsidiary guarantor.

As of September 30, 2017, on an as adjusted basis, after giving effect to the issuance of the New Notes and the related guarantees, the guarantees would have ranked:
• equally in right of payment with approximately $5.6 billion of the guarantors' other senior unsecured obligations, comprised of the guarantors' guarantee obligations in respect of:
• $225 million principal amount of 7 5/8% Senior Notes due 2022,
• $850 million principal amount of 5 3/4% Senior Notes due 2024,
• $750 million principal amount of 4 5/8% Senior Notes due 2025,
• $800 million principal amount of 5 1/2% Senior Notes due 2025,
• $1.0 billion principal amount of 5 7/8% Senior Notes due 2026,
• $1.0 billion principal amount of 5 1/2% Senior Notes due 2027; and
• $925 million principal amount of the August 2017 Notes;

• effectively junior to approximately $1.5 billion of the guarantors' secured obligations, comprised of:
• the guarantors' guarantee obligations in respect of $305 million of URNA's outstanding borrowings under the ABL Facility,
• $111 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility,
• the guarantors' guarantee obligations in respect of $1.0 billion principal amount of 4 5/8% Senior Secured Notes due 2023,
• the guarantors' guarantee obligations in respect of $55 million in URNA's capital leases,
• $2 million of capital leases of Holdings; and
• $7 million of capital leases of the subsidiary guarantors; and
• effectively junior to:
• $667 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility, and
• $5 million of capital leases of URNA's subsidiaries that are not guarantors.

The non-guarantor subsidiaries of URNA accounted for $223 million, or 8%, and $158 million, or 7%, of our adjusted EBITDA for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively. The non-guarantor subsidiaries of URNA accounted for $510 million, or 9%, and $405 million, or 9%, of our total revenues for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively. The non-guarantor subsidiaries of URNA accounted for $2.2 billion, or 16%, of our total assets, and $829 million, or 7%, of our total liabilities at September 30, 2017.

Optional Redemption

URNA may, at its option, redeem some or all of the New Notes at any time on or after January 15, 2023 at the redemption prices listed under "Description of the New Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to January 15, 2023, URNA may redeem some or all of the New Notes at a price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time on or prior to January 15, 2021, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the New Notes with the net cash proceeds of certain equity offerings, at a price equal to 104.875% of the aggregate principal amount of the New Notes redeemed plus accrued and unpaid interest, if any, to the redemption date. See "Description of the New Notes—Optional Redemption."

Change of Control

If we experience specific kinds of change of control events, we must offer to repurchase the New Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the New Notes—Change of Control."

Certain Covenants

The indenture governing the New Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens; (2) mergers, consolidations and sale of assets; and (3) dividends and other distributions, stock repurchases and redemptions and other restricted payments. The indenture governing the New Notes also contains requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, certain of the restrictive covenants will not apply to us during any period when the New Notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another rating agency selected by us, provided at such time no default under the indenture has occurred and is continuing. See "Description of the New Notes—Certain Covenants" and "Description of the New Notes—Consolidation, Merger, Sale of Assets, etc."

No Public Trading Market

Neither the Old Notes nor the August 2017 Notes are listed on any securities exchange or any automated dealer quotation system, and we do not intend to list the New Notes on any national securities exchange or automated dealer quotation system. Accordingly, there can be no assurance that a market for the New Notes will develop or as to the liquidity of any market that may develop.

Trustee	Wells Fargo Bank, National Association.
Governing Law	The New Notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors

Investing in the New Notes involves risks. You should carefully consider the information under the section titled "Risk Factors" beginning on page 9 and all other information contained or incorporated by reference in this prospectus prior to investing in the New Notes. In particular, we urge you to carefully consider the information set forth in the section titled "Risk Factors" and in "Item 1A—Risk Factors" of our Annual Report for a description of certain risks you should consider before investing in the New Notes.

RISK FACTORS

        Investing in the New Notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, before you invest in the New Notes. Certain risks related to us and our business are contained in the section titled "Item 1A—Risk Factors" and elsewhere in our Annual Report, which is incorporated by reference in this prospectus. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the New Notes could decline substantially.

Risks Relating to the Exchange Offer

An active trading market for the New Notes may not develop, which could make it difficult to resell the New Notes at their fair market value or at all.

        The New Notes are securities for which there currently is no public market. We do not intend to list the New Notes on any national securities exchange or automated quotation system. Accordingly, no market for the New Notes may develop, and any market that develops may not be sustained. To the extent that an active trading market does not develop or is not sustained, you may not be able to resell your New Notes at their fair market value or at all.

Late deliveries of Old Notes and other required documents could prevent a holder from exchanging its Old Notes.

        Holders are responsible for complying with all Exchange Offer procedures. The issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of Old Notes who wish to exchange them for New Notes should allow sufficient time for timely completion of the Exchange Offer procedures. Neither we nor the Exchange Agent are obligated to extend the Exchange Offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

        A broker-dealer that purchased the Old Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes.

The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the Exchange Offer, and holders of Old Notes who fail to participate in the Exchange Offer may find it more difficult to sell their Old Notes after the Exchange Offer is completed.

        To the extent that Old Notes are tendered and accepted for exchange pursuant to the Exchange Offer, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile.

Risks Relating to Our Indebtedness

Our significant indebtedness exposes us to various risks.

        At September 30, 2017, our total indebtedness was $8.4 billion. Our significant indebtedness could adversely affect our business, results of operations and financial condition in a number of ways by, among other things:

  •
  increasing our vulnerability to, and limiting our flexibility to plan for, or react to, adverse economic, industry or competitive developments;

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  making it more difficult to pay or refinance our debts as they become due during periods of adverse economic, financial market or industry conditions;

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  requiring us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, including funding working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes, or otherwise constraining our financial flexibility;

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  restricting our ability to move operating cash flows to Holdings. URNA's payment capacity is restricted under the covenants in the indentures governing its outstanding indebtedness;

  •
  affecting our ability to obtain additional financing for working capital, acquisitions or other purposes, particularly since substantially all of our assets are subject to security interests relating to existing indebtedness;

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  decreasing our profitability or cash flow;

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  causing us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

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  causing us to be disadvantaged compared to competitors with less debt and lower debt service requirements;

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  resulting in a downgrade in our credit rating or the credit ratings of any of the indebtedness of our subsidiaries, which could increase the cost of further borrowings;

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  requiring our debt to become due and payable upon a change in control; and

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  limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

        A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations. At September 30, 2017, we had $1.1 billion of indebtedness that bears interest at variable rates, representing 13 percent of our total indebtedness.

To service our indebtedness, we will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control.

        We depend on cash on hand and cash flows from operations to make scheduled debt payments. To a significant extent, our ability to do so is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to generate sufficient cash flow from operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are unable to service our indebtedness and fund our operations, we will have to adopt an alternative strategy that may include:

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  reducing or delaying capital expenditures;

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  limiting our growth;

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  seeking additional capital;

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  selling assets; or

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  restructuring or refinancing our indebtedness.

        Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.

We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness, including the New Notes, could materially and adversely affect our liquidity and our ongoing results of operations.

        Our ability to refinance indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants and further restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition and cash flows, and make us vulnerable to adverse industry and general economic conditions.

We may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on our indebtedness, including the New Notes, when due, which could further exacerbate the risks associated with our current level of indebtedness.

        Despite our indebtedness level, we may be able to incur substantially more indebtedness in the future and such indebtedness may be secured indebtedness. The terms of the indenture governing the New Notes do not prohibit us from incurring unsecured debt and the limitation on incurring secured debt is subject to important limitations, qualifications and exceptions. The indentures or agreements governing our current indebtedness permit us to recapitalize our debt or take a number of other actions, any of which could diminish our ability to make payments on our indebtedness when due and further exacerbate the risks associated with our current level of indebtedness. If new debt is added to our or any of our existing and future subsidiaries' current debt, the related risks that we now face could intensify and we may not be able to meet all our debt obligations, including repayment of the New Notes in whole or in part. If we incur any secured debt it will be effectively senior to the New Notes to the extent of the value of the collateral securing such debt and if we incur any additional indebtedness that ranks equally with the New Notes, the holders of that debt will be entitled to share ratably with the holders of the New Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.

If we are unable to satisfy the financial and other covenants in certain of our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.

        The only financial covenant that currently exists under the ABL Facility is the fixed charge coverage ratio. Subject to certain limited exceptions specified in the ABL Facility, the fixed charge coverage ratio covenant under the ABL Facility will only apply in the future if specified availability under the ABL Facility falls below 10 percent of the maximum revolver amount under the ABL Facility. When certain conditions are met, cash and cash equivalents and borrowing base collateral in excess of the ABL Facility size may be included when calculating specified availability under the ABL Facility. As of December 31, 2016, specified availability under the ABL Facility exceeded the required threshold and, as a result, the maintenance covenant was inapplicable. Under our accounts receivable securitization facility, we are required, among other things, to maintain certain financial tests relating to: (i) the default ratio, (ii) the delinquency ratio, (iii) the dilution ratio and (iv) days sales outstanding. The accounts receivable securitization facility also requires us to comply with the fixed charge coverage ratio under the ABL Facility, to the extent the ratio is applicable under the ABL Facility. If we are unable to satisfy these or any of the other relevant covenants, the lenders could elect to terminate the ABL Facility and/or the accounts receivable securitization facility and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL Facility, accounts receivable securitization facility and/or the other agreements governing our debt, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy as described above. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt arrangements we enter into may contain similar provisions.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.

        In addition to financial covenants, various other covenants in the ABL Facility, accounts receivable securitization facility and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on: (i) liens; (ii) sale-leaseback transactions; (iii) indebtedness; (iv) mergers, consolidations and acquisitions; (v) sales, transfers and other dispositions of assets; (vi) loans and other investments; (vii) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (viii) dividends, other payments and other matters affecting subsidiaries; (ix) transactions with affiliates; and (x) issuances of preferred stock of certain subsidiaries. Future debt agreements we enter into may include similar provisions.

        These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management and/or our Board of Directors.

        Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot guarantee that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

        A breach of any of the covenants or restrictions contained in these agreements could result in an event of default. Such a default could allow our debt holders to accelerate repayment of the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding under these agreements to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the New Notes.

The indenture governing the New Notes contains negative covenants that provide limited protection.

        The indenture governing the New Notes contains limited covenants that restrict our ability and the ability of our restricted subsidiaries to incur liens on our assets and enter into certain mergers with or into, or sell substantially all of our assets to, another person. The covenants for the New Notes do not include limitations on indebtedness, asset sales and the use of proceeds therefrom, affiliate transactions and certain other covenants that are included in many of the agreements governing our existing debt. As a result, the New Notes will not prevent us from taking a number of actions that may increase risk from the perspective of noteholders. In addition, breaches of covenants under our existing debt will only result in a default under the New Notes if the holders or lenders of that debt accelerate repayment of such debt. The limited covenants in the New Notes also contain exceptions that will allow us and our subsidiaries to incur significant amounts of additional secured indebtedness. See "Description of the New Notes—Certain Covenants." In light of these exceptions, holders of the New

Notes may be effectively subordinated to new lenders to the extent of the value of collateral pledged to secured obligations owed to such lenders.

The amount of borrowings permitted under our ABL Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

        The amount of borrowings permitted at any time under our ABL Facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL Facility is potentially subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, as well as certain discretionary rights of the agent in respect of the calculation of such borrowing base value. The inability to borrow under our ABL Facility may adversely affect our liquidity, results of operations and financial position.

We rely on available borrowings under the ABL Facility and the accounts receivable securitization facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.

        In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL Facility and the accounts receivable securitization facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.

Risks Relating to the New Notes

None of URNA's foreign subsidiaries, unrestricted subsidiaries, subsidiaries that are foreign subsidiary holding companies or subsidiaries of foreign subsidiaries will be guarantors with respect to the New Notes, unless URNA determines otherwise; therefore, any claims you may have in respect of the New Notes will be structurally subordinated to the liabilities of those subsidiaries.

        None of URNA's foreign subsidiaries, unrestricted subsidiaries or subsidiaries that are foreign subsidiary holding companies or subsidiaries of foreign subsidiaries will guarantee the New Notes, unless URNA determines otherwise. If any of such non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the New Notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of URNA's non-guarantor subsidiaries. The indenture governing the New Notes does not prohibit URNA from having subsidiaries that are not guarantors in the future.

        The non-guarantor subsidiaries accounted for approximately 9% of our total revenues for both the year ended December 31, 2016 and the nine months ended September 30, 2017. As of September 30, 2017, the non-guarantor subsidiaries held approximately 8% of our rental equipment.

        The indenture governing the New Notes does not limit the incurrence of indebtedness and issuance of preferred stock of or by our subsidiaries. In addition, the indenture governing the New Notes does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indenture.

A portion of our operations is currently conducted through URNA's subsidiaries and URNA will depend in part on distributions from these subsidiaries in order to pay amounts due on the New Notes. Certain provisions of law or contractual restrictions could limit distributions from URNA's subsidiaries.

        A portion of our operations is conducted through URNA's subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the New Notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA's subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the New Notes.

Holdings' primary asset is its equity interest in URNA.

        The New Notes will be guaranteed by Holdings. However, substantially all of Holdings' net worth is attributable to the stock of URNA owned by Holdings and all of its operations are conducted through URNA. Consequently, the Holdings guarantee will not give holders of the New Notes a claim to significant assets other than those to which they already have a claim as URNA's direct creditors. Furthermore, substantially all of Holdings' assets are subject to a security interest in favor of the lenders under the ABL Facility, which gives these lenders a first-priority claim to such assets.

A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the New Notes being able to rely only on URNA and Holdings to satisfy claims.

        A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

        In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be voided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

  •
  the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot predict:

  •
  what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

  •
  whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

        In the event that the guarantee of the New Notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the New Notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor.

If we experience a change of control, URNA will be required to make an offer to repurchase the New Notes. However, URNA may be unable to do so due to lack of funds or covenant restrictions.

        If we experience a change of control (as defined in the indenture governing the New Notes), URNA will be required to make an offer to repurchase all outstanding New Notes at the applicable percentage of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase. However, URNA may be unable to do so because:

  •
  URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

  •
  the agreements governing the ABL Facility would, and other indebtedness may, prohibit URNA from repurchasing the New Notes, unless we were able to obtain a waiver or refinance such indebtedness.

        A failure to make an offer to repurchase the New Notes upon a change of control would give rise to an event of default under the indenture governing the New Notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under one indenture could trigger a cross-default under our and URNA's other indebtedness. In addition, any such default under one indenture would trigger a default under the ABL Facility (which could result in the acceleration of all indebtedness thereunder) and a termination event under our accounts receivable securitization facility. A change of control (as defined in the agreement governing the ABL Facility), in and of itself, is also an event of default under the ABL Facility, which would entitle our lenders to accelerate all amounts owing thereunder. In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the New Notes. In addition, such acceleration could cause a default under the New Notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the New Notes to decline significantly and increase our cost of borrowing.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.

        Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under the ABL Facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the New Notes or in the assignment of a rating for the New Notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the New Notes to decline significantly.

        There can be no assurance that the ratings assigned by S&P and Moody's to the New Notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the New Notes of any changes in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

There may be no public market for the New Notes.

        We do not intend to apply for listing of the New Notes on any securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you as to:

  •
  the liquidity or sustainability of any market for the New Notes;

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  your ability to sell the New Notes; or

  •
  the price at which you would be able to sell your New Notes.

        If a market for the New Notes does exist, it is possible that you will not be able to sell your New Notes at a particular time or that the price that you receive when you sell will be favorable. It is also possible that any trading market that does exist for the New Notes will not be liquid. Future trading prices of the New Notes will depend on many factors, including:

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

  •
  the interest of securities dealers in making a market for the New Notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the New Notes exists, it is possible that the market for the New Notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the New Notes, regardless of our operating performance, financial condition and prospects.

Certain of the covenants contained in the indenture governing the New Notes and, if requested by us, the subsidiary guarantees, will not be applicable during any period when the New Notes are rated investment grade by S&P and Moody's or, in certain circumstances, another rating agency selected by us. In addition, we may request to release the guarantee of any subsidiary during any such period.

        The covenant in the indenture governing the New Notes limiting dividends and other distributions, share repurchases and redemptions and other restricted payments will not apply to us during any period when the New Notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing. There can be no assurance that the New Notes will ever be rated investment grade, or that if they are rated investment grade, the New Notes will maintain such ratings. However, suspension of this covenant would allow us to pay distributions, buy back shares or engage in other transactions that would not be permitted while this covenants was in force, and the effects of any such actions will be permitted to remain in place even if the New Notes are subsequently downgraded below investment grade and the covenants are reinstated. Please see "Description of the New Notes—Certain Covenants—Covenant Suspension."

        During any period when the New Notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing, we may request to release the guarantee of any subsidiary guarantor. In the event that the guarantee of the New Notes by a subsidiary guarantor is released, holders of the New Notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor. Please see "Description of the New Notes—Guarantees."

The New Notes will be effectively subordinated to URNA's and each guarantor's secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness.

        The New Notes will be URNA's senior unsecured obligations and will be effectively subordinated to all of URNA's and each guarantor's secured indebtedness, to the extent of the value of the collateral. Our U.S. dollar borrowings under the ABL Facility and our senior secured New Notes are secured by substantially all of our and the guarantors' assets. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). The lenders under the ABL Facility, the holders of the secured New Notes or the holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the ABL Facility, the senior secured New Notes or our other secured indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the New Notes.

        As of September 30, 2017, our total indebtedness was $8.4 billion, and:

  •
  URNA and the guarantors of the New Notes had outstanding an aggregate of $416 million of indebtedness secured by a first-priority lien outstanding and $2.5 billion of borrowing capacity under the ABL Facility (net of outstanding letters of credit of $39 million), subject to, among other things, their maintenance of a sufficient borrowing base under such facility;

  •
  URNA and the guarantors of the New Notes had outstanding an aggregate principal amount of $1.0 billion of indebtedness secured on a second-priority lien basis under URNA's senior secured Notes (which are guaranteed by the guarantors); and

  •
  URNA and the guarantors of the New Notes had outstanding an aggregate of $64 million of indebtedness under capital leases secured by assets that do not constitute collateral under the ABL Facility and URNA's senior secured New Notes.

        Under the terms of the agreements governing our debt, we may incur significant amounts of additional secured indebtedness.

USE OF PROCEEDS

        We will not receive any proceeds from the Exchange Offer. In consideration for issuing the New Notes, we will receive Old Notes from you in the same principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any change in our indebtedness.

 THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

        We are offering to exchange $750,000,000 aggregate principal amount of our outstanding 4.875% Senior Notes due 2028, issued on September 22, 2017 (the "Old Notes"), for an equivalent amount of new 4.875% Senior Notes due 2028 (the "New Notes"). The New Notes will have terms that are substantially identical to those of the Old Notes, other than the issue date and the mandatory redemption provisions applicable to the Old Notes relating to the Neff Acquisition. The mandatory redemption provisions of the Old Notes ceased to apply when the Neff Acquisition closed on October 2, 2017. The New Notes will be issued as additional senior debt securities under the indenture, dated August 11, 2017 (the "August 2017 Indenture"), governing our 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes") and will have identical terms, be fungible with and be part of a single series of senior debt securities with $925,000,000 principal amount of the August 2017 Notes. We refer to the August 2017 Notes and the New Notes together as the Notes. We refer to the exchange offer as the "Exchange Offer."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of Old Notes properly surrendered and not withdrawn before the expiration date of the Exchange Offer, we will issue $1,000 principal amount of New Notes. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered.

        The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that:

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  the New Notes will have a different CUSIP number from the Old Notes;

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  the New Notes will be issued under a separate indenture (the August 2017 Indenture); and

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  the New Notes will not contain the special mandatory redemption provision related to the Neff Acquisition, which ceased to apply when the Neff Acquisition closed on October 2, 2017.

        No interest will be paid in connection with the Exchange Offer. The New Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from August 11, 2017. Accordingly, the holders of Old Notes that are accepted for exchange will not receive accrued but unpaid interest on Old Notes at the time of tender. Rather, that interest will be payable on the New Notes delivered in exchange for the Old Notes on the first interest payment date after the Expiration Date.

        Under existing SEC interpretations, the New Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met in order to receive freely transferable New Notes:

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  you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities;

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  you must acquire the New Notes in the ordinary course of your business;

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  you must not be participating, and do not intend to participate, and have no arrangements or understandings with any person to participate, in the distribution of the New Notes within the meaning of the Securities Act; and

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  you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

        By tendering your Old Notes as described below in "—Procedures for Tendering," you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions you cannot rely on the position of the SEC set forth in the no-action letters referred to above, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

        The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes if they participate in the Exchange Offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

        A broker-dealer that has bought Old Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any New Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the New Notes.

        Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of New Notes. We are not making this Exchange Offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Holders of New Notes do not have appraisal or dissenters' rights under state law or under the August 2017 Indenture in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Expiration Date; Extensions; Amendments

        The Expiration Date for the Exchange Offer is 5:00 p.m., New York City time, on December 6, 2017, unless we extend the Expiration Date. We may extend this Expiration Date in our sole discretion. If we so extend the Expiration Date, the term "Expiration Date" shall mean the latest date and time to which we extend the Exchange Offer.

        We reserve the right in our sole discretion:

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  to, prior to the Expiration Date, delay accepting any Old Notes;

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  to extend the Exchange Offer;

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  to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below under "—Conditions to the Exchange Offer" shall not have been satisfied; or

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  to amend the terms of the Exchange Offer in any way we determine.

        We will give oral or written notice of any delay, extension or termination to the Exchange Agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Old Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Old Notes of the amendment or waiver, and extend the offer if required by law.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the Exchange Offer prior to 9 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or to exchange New Notes for, any Old Notes, and we may terminate the Exchange Offer as provided in this prospectus at or before the Expiration Date, if:

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  any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the Exchange Offer;

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  any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the Exchange Offer which, in our reasonable judgment, would impair our ability to proceed with the Exchange Offer;

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  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus;

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  any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the Exchange Offer;

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  any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the August 2017 Notes, the New Notes or the Old Notes or the value of the Exchange Offer to us; or

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  there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

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  refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders and terminate the Exchange Offer;

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  extend the Exchange Offer and retain all Old Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw these Old Notes; or

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  waive unsatisfied conditions relating to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If this waiver constitutes a material change to the Exchange Offer, we will disclose this change by means of a prospectus that will be distributed to the registered holders of the Old Notes. If the Exchange Offer would otherwise expire, we will extend the Exchange Offer for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, and purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

Procedures for Tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the Old Notes may tender Old Notes in the Exchange Offer. To tender Old Notes in the Exchange Offer:

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  you must instruct DTC and a DTC participant of your intention whether or not you wish to tender your Old Notes for New Notes; and

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  DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal.

        By tendering, you will make the representations described below under "—Representations on Tendering Old Notes." In addition, each broker-dealer that receives New Notes for its account in the Exchange Offer, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution." The tender by a holder of Old Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The transmission of an agent's message and all other required documents, as described under "—Book-Entry Transfer," to the Exchange Agent is at the election and risk of the tendering holder of Old Notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent prior to the Expiration Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Old Notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the Expiration Date. Our interpretation of the terms and conditions of the Exchange Date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of Old Notes within a period we determine. Although we intend to request the Exchange Agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the Exchange Agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of Old Notes to have been made until these defects or irregularities have been cured or waived. The Exchange Agent will return any Old Notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the Expiration Date.

        Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Book-Entry Transfer

        We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of New Notes for tendered Old Notes will only be made after timely confirmation of book-entry transfer of the Old Notes into Exchange Agent's account and receipt by the Exchange Agent of an "agent's message" and all other required documents specified in the letter of transmittal.

        The confirmation, agent's message and any other required documents must be received at the Exchange Agent's address listed below under "—Exchange Agent" on or before 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.

        As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

        The term "agent's message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering Old Notes stating the aggregate principal amount of Old Notes which have been tendered by the participant; that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the Exchange Offer; and that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under "—Representations on Tendering Old Notes" are true and correct.

Representations on Tendering Old Notes

        By surrendering Old Notes in the Exchange Offer, you will be representing that, among other things:

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  you are acquiring the New Notes issued in the Exchange Offer in the ordinary course of your business;

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  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the New Notes within the meaning of the Securities Act;

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  you are not an affiliate of ours, as defined in Rule 405 under the Securities Act;

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  you have full power and authority to tender, exchange, assign and transfer the Old Notes tendered;

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  we will acquire good, marketable and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the Old Notes are accepted by us; and

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  you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the Exchange Offer for the purpose of distributing the New Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes, and you cannot rely on the position of the SEC's staff in their no-action letters.

        If you are a broker-dealer and you will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See also "Plan of Distribution."

Withdrawal of Tenders

        Your tender of Old Notes pursuant to the Exchange Offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect to them unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be re-tendered by following the procedures described above under "—Procedures For Tendering" at any time prior to the Expiration Date.

Exchange Agent

        We have appointed Wells Fargo Bank, National Association as exchange agent in connection with the Exchange Offer (the "Exchange Agent"). In such capacity, the Exchange Agent has no fiduciary duties to the holders of the New Notes and will be acting solely on the basis of our directions. Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402
1-800-344-5128

Fees and Expenses

        The expense of soliciting tenders pursuant to the Exchange Offer will be borne by us.

        We have not retained any dealer-manager in connection with the Exchange Offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

        Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue the New Notes in exchange for Old Notes under the Exchange Offer only after timely confirmation of book-entry transfer of the Old Notes into the Exchange Agent's account and timely receipt by the Exchange Agent of an agent's message and all other required documents specified in the letter of transmittal. Therefore, holders of the Old Notes desiring to tender Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Old Notes for exchange or waive any such defects or irregularities. Old Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

        Participation in the Exchange Offer is voluntary.

        To the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Old Notes could be adversely affected.

        Neither we nor our board of directors make any recommendation to holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of Old Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

        We will issue the 4.875% Senior Notes due 2028 (the "New Notes") under the indenture (the "Indenture"), dated as of August 11, 2017, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Indenture governs $925,000,000 principal amount of our 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes" and, together with the New Notes, the "Notes").

        The terms of the New Notes will be identical to those of the August 2017 Notes and will include those terms expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the New Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the New Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the New Notes. Copies of the Indenture are available as set forth below under "—Additional Information."

        Certain terms used in this description are defined under the caption "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" will have the meanings assigned to them in the Indenture. Unless the context otherwise requires, references to "New Notes" include the New Notes offered hereby and any Additional New Notes (as defined below). In this description, the words "Company," "we" and "our" refer only to United Rentals (North America), Inc. and not to any of its subsidiaries.

Old Notes and New Notes Will Not Represent Same Debt

        The New Notes will be issued solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. However, the New Notes are being issued as additional August 2017 Notes and will not be entitled to the benefits of the indenture governing the Old Notes nor treated as a single class of debt securities with the Old Notes. The New Notes will be entitled to the benefits of the Indenture and will have identical terms, be fungible with and be part of a single series of senior debt securities with the August 2017 Notes. If the Exchange Offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will not vote together with holders of the New Notes.

Brief Description of the Notes

        The Notes will be:

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  general unsecured obligations of the Company;

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  pari passu in right of payment with all existing and future senior Indebtedness of the Company;

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  effectively junior to all of the Company's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

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  senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

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  guaranteed by Holdings and the Subsidiary Guarantors.

        The Company's Subsidiaries, with limited exceptions, are "Restricted Subsidiaries." As of and for the nine months ended September 30, 2017 the Unrestricted Subsidiaries represented 7% of Holdings' total assets and had no revenue. Under the circumstances described below in the definition of "Unrestricted Subsidiary," the Company will be permitted to designate certain of its other Subsidiaries as "Unrestricted Subsidiaries." The Company's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Company's Unrestricted Subsidiaries will not guarantee the Notes.

        As of September 30, 2017, on an as adjusted basis, after giving effect to the issuance of the New Notes and the related guarantees (the "Guarantees"), the New Notes would have ranked (1) equally in right of payment with approximately $5.6 billion principal amount of our other senior unsecured obligations, comprised of $225 million principal amount of 7 5/8% Senior Notes due 2022, $850 million principal amount of 5 3/4% Senior Notes due 2024, $750 million principal amount of 4 5/8% Senior Notes due 2025, $800 million principal amount of 5 1/2% Senior Notes due 2025, $1.0 billion principal amount of 5 7/8% Senior Notes due 2026, $1.0 billion principal amount of 5 1/2% Senior Notes due 2027 and $925 million principal amount of the August 2017 Notes; (2) effectively junior to approximately $1.5 billion of our secured obligations, comprised of (i) $305 million of our outstanding borrowings under the Credit Agreement (excluding $2.5 billion of additional borrowing capacity, net of outstanding letters of credit of $39 million), (ii) $1.0 billion principal amount of the Secured Notes, (iii) our guarantee obligations in respect of $111 million of the outstanding borrowings of our Subsidiary Guarantors under the Credit Agreement, (iv) $55 million in capital leases and (v) our guarantee obligations in respect of $7 million of capital leases of our Subsidiary Guarantors; and (3) effectively junior to (i) $667 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility, (ii) $5 million of capital leases of our Subsidiaries that are not Guarantors and (iii) $2 million of capital leases of Holdings. Most of our U.S. receivable assets have been sold to our special purpose vehicle in connection with our Existing Securitization Facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility).

Principal, Maturity and Interest

        The Company will issue the New Notes in this offering in an aggregate principal amount of $750 million. The New Notes are being issued as additional August 2017 Notes. The Notes will mature on January 15, 2028. The Company will be permitted to issue additional Notes under the Indenture (the "Additional New Notes"). The August 2017 Notes, the New Notes offered hereby and any Additional New Notes will rank equally and be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue at the rate of 4.875% per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, to the holders of record of Notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date, except that the last payment of interest will be made on January 15, 2028, to the holders of record of Notes at the close of business on January 1, 2028. The first interest payment with respect to the Notes will be made on January 15, 2018.

        Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The New Notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

        Initial settlement for the New Notes will be made in same-day funds. The Notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same-day funds.

Guarantees

        Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each holder of the Notes and the Trustee under the Indenture, the full and prompt performance of the Company's obligations under the Indenture and such Notes, including the payment of principal of, premium, if any, and interest on the Notes. Subject to limited exceptions, the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary.

        The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors—Risks Relating to the New Notes—A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the New Notes being able to rely only on URNA and Holdings to satisfy claims."

        Each Subsidiary Guarantor that makes a payment under its guarantee of the Notes will be entitled to a contribution from each other Guarantor of the Notes in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP (for purposes hereof, Holdings' net assets shall be those of all its consolidated Subsidiaries other than the Subsidiary Guarantors); provided, however, that during a Default, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.

        Each guarantee of the Notes:

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  will be a general unsecured obligation of that Guarantor;

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  will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

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  will be effectively junior to all of that Guarantor's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

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  will be senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

        As of September 30, 2017, on an as adjusted basis, after giving effect to the issuance of the New Notes and the Guarantees, the Guarantees would have ranked (1) equally in right of payment with approximately $5.6 billion of the Guarantors' other senior unsecured obligations, comprised of the Guarantors' guarantee obligations in respect of (a) $225 million principal amount of 7 5/8% Senior Notes due 2022, (b) $850 million principal amount of 5 3/4% Senior Notes due 2024, (c) $750 million principal amount of 4 5/8% Senior Notes due 2025, (d) $800 million principal amount of 5 1/2% Senior Notes due 2025, (e) $1.0 billion principal amount of 5 7/8% Senior Notes due 2026, (f) $1.0 billion principal amount of 5 1/2% Senior Notes due 2027 and (g) $925 million principal amount of the August 2017 Notes; (2) effectively junior to approximately $1.5 billion of the Guarantors' secured obligations, comprised of (i) the Guarantors' guarantee obligations in respect of $305 million of our outstanding borrowings under the Credit Agreement, (ii) $111 million of the outstanding borrowings of our Subsidiary Guarantors under the Credit Agreement, (iii) the Guarantors' guarantee obligations in respect of $1.0 billion principal amount of the Secured Notes, (iv) the Guarantors' guarantee obligations in respect of $55 million in our capital leases, (v) $7 million of capital leases of our Subsidiary Guarantors and (vi) $2 million of capital leases of Holdings; and (3) effectively junior to (i) $667 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $5 million of capital leases of our Subsidiaries that are not Guarantors.

        The Subsidiaries that are not Guarantors accounted for $223 million, or 8%, and $158 million, or 7%, of our adjusted EBITDA for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively. The non-guarantor subsidiaries of URNA accounted for $510 million, or 9%, and $405 million, or 9%, of our total revenues for the year ended December 31, 2016 and the nine months ended September 30, 2017, respectively. The non-guarantor subsidiaries of URNA accounted for $2.2 billion, or 16%, of our total assets, and $829 million, or 7%, of our total liabilities at September 30, 2017.

        The Indenture does not contain limitations on the amount of additional Indebtedness or preferred stock that the Company and its Subsidiaries may incur or issue. The amount of any such Indebtedness or preferred stock could be substantial and, subject to the limitations set forth in the covenants described under "—Certain Covenants—Limitation on Liens," any such Indebtedness may be secured Indebtedness.

        The guarantee of a Subsidiary Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (2)
  upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (3)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

  (4)
  upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture;

  (5)
  if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor under the Indenture as an Unrestricted Subsidiary;

  (6)
  at the Company's request, during any Suspension Period; or

  (7)
  at such time as such Subsidiary Guarantor does not have any other Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "—Certain Covenants—Additional Subsidiary Guarantors," except as a result of a payment in respect of such other Indebtedness by such Subsidiary Guarantor.

Optional Redemption

        Except as set forth below, we will not be entitled to redeem the Notes at our option prior to January 15, 2023.

        The Notes will be redeemable at our option, in whole or in part, at any time on or after January 15, 2023, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Redemption Price
2023	102.438%
2024	101.625%
2025	100.813%
2026 and thereafter	100.000%

        In addition, at any time, or from time to time, on or prior to January 15, 2021, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40.0% of the principal amount of the Notes at a redemption price equal to 104.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 50.0% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.

        Prior to January 15, 2023, we will be entitled at our option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption

        The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice of Redemption

        In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that such Notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be delivered electronically or mailed by first-class mail to each holder of the Notes to be redeemed at its registered address, at least 10 but not more than 60 days before the redemption date, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the Notes.

        Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. In addition, we may provide in any notice of redemption for the Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.

        If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

Change of Control

        Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding Notes (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the delivery to each holder of the Notes of a notice of the Change of Control (a "Change of Control Notice"). The Change of Control Offer shall be at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all Notes tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days.

        In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, deliver the Change of Control Notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at the Change of Control Purchase Price, (ii) the date which shall be the Change of Control Purchase Date and (iii) the procedures that holders of the Notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of Notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

        Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The use of the term "all or substantially all" in provisions of the Indenture such as clause (b) of the definition of "Change of Control" and under "—Consolidation, Merger, Sale of Assets, etc." has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Notes.

        The provisions under the Indenture set forth above relating to the Company's obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of the Notes affected thereby. See "—Amendments and Waivers."

Certain Covenants

        Effectiveness of Covenants.    The Indenture contains covenants including, among others, the covenants described below.

        During any period of time that: (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to either of the following provisions of the Indenture (collectively, the "Suspended Covenants"):

  (1)
  "—Limitation on Restricted Payments"; and

  (2)
  "—Additional Subsidiary Guarantors".

        In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

        The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made since the Issue Date will be calculated as though the covenant described under the heading "—Limitation on Restricted Payments" had been in effect during the Suspension Period. Any Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period.

        During the Suspension Period, the obligation to grant further guarantees will be suspended. Upon the Reversion Date, the obligation to grant guarantees pursuant to the covenant described under the heading "—Additional Subsidiary Guarantors" will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of the covenant described under the heading "—Additional Subsidiary Guarantors"). In addition, any guarantees that were terminated as described under "—Guarantees" will be required to be reinstated promptly and in no event later than 30 days after the Reversion Date to the extent such guarantees would otherwise be required to be provided under the Indenture.

        Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any Restricted Subsidiary will be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

        Limitation on Restricted Payments.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

  (b)
  purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than any such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof); or

  (c)
  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a "purchase") of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase),

(such payments described in the preceding clauses (a), (b) and (c) are collectively referred to as "Restricted Payments"), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

  (A)
  no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

  (B)
  the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00; and

  (C)
  the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

  (1)
  50.0% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

  (2)
  the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

    (3)
    the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company; and

    (4)
    the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange.

        None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), (iv), (v), (vii), (ix), (xiv), (xv) and (xvi) below, no Default or Event of Default has occurred and is continuing:

  (i)
  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant;

  (ii)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this covenant;

  (iii)
  any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

  (1)
  has no scheduled principal payment prior to the 91st day after the Maturity Date; and

  (2)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes issued under the Indenture;

  (iv)
  payments to purchase Capital Stock of the Company or Holdings from officers or directors of the Company or Holdings in an amount not to exceed the sum of (1) $20.0 million plus (2) $15.0 million multiplied by the number of calendar years that have commenced since March 9, 2012;

  (v)
  payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management, employees or directors of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such management, employees or directors, in aggregate amounts under this clause (v) not to exceed $15.0 million in any fiscal year of the Company;

  (vi)
  [reserved];

  (vii)
  within 60 days after the consummation of a Change of Control Offer with respect to a Change of Control described under "—Change of Control" above (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

  (viii)
  payments to Holdings in an amount sufficient to enable Holdings to pay:

  (1)
  its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses);

  (2)
  trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

  (3)
  the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

  (x)
  such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

  (y)
  such Investment would otherwise be permitted under the Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

  (4)
  reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

  (5)
  costs and expenses incurred by Holdings in relation to the Transactions, the National Pump Transactions and the NES Transactions.

  (ix)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

  (x)
  the deemed repurchase of Capital Stock on the cashless exercise of stock options;

  (xi)
  the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

  (xii)
  [reserved];

  (xiii)
  [reserved];

  (xiv)
  any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 5.00:1.00;

  (xv)
  any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xv), does not exceed $300.0 million; and

  (xvi)
  payments in respect of any dividend or distribution on the Capital Stock of Holdings and payments to purchase Capital Stock of Holdings, in each case, not to exceed $100.0 million in the aggregate pursuant to this clause (xvi) per fiscal year.

        Any payments made pursuant to clauses (i), (xiv), (xv) or (xvi) of this paragraph shall be taken into account, and any payments made pursuant to other clauses of this paragraph shall be excluded, in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this covenant.

        The Company, in its sole discretion, may classify any Restricted Payment as being made in part under one of the provisions of this covenant and in part under one or more other such provisions (or, as applicable, clauses), or reclassify any Restricted Payment made under one or more of the provisions of this covenant as being made under one or more other provisions (or, as applicable, clauses) of this covenant.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (the "Initial Lien") of any kind (except for Permitted Liens) securing any Indebtedness, unless the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Notes to the same extent such Subordinated Indebtedness is subordinate to the Notes). Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness secured by a Lien for purposes of, this covenant, (i) in the event that such Lien meets the criteria of more than one type of Permitted Lien, the Company, in its sole discretion, will classify, and may from time to time reclassify, such Lien and only be required to include the amount and type of Indebtedness secured by such Lien in one or a combination of Permitted Liens; provided that (i) Liens securing Indebtedness outstanding on the Issue Date under the Credit Agreement shall be treated as incurred pursuant to clause (b) of the definition of "Permitted Liens," and (ii) the Lien of any obligor securing such Indebtedness (or of any other Person who could have incurred such Lien under this covenant) shall be disregarded to the extent that such Lien secures the principal amount of such Indebtedness.

        Except as provided in the following paragraph with respect to Liens securing Indebtedness denominated in a foreign currency, the amount of any Indebtedness secured by a Lien outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

        For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Liens securing Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness secured by Liens pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness secured by Liens, or first committed, in the case of revolving credit Indebtedness secured by Liens; provided that (x) the dollar-equivalent principal amount of any such Indebtedness secured by Liens outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction on Liens to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness secured by Liens, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness secured by Liens denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness secured by Liens incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Additional Subsidiary Guarantors.    The Company will cause each Domestic Restricted Subsidiary, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, that guarantees any Indebtedness of the Company or of any other Restricted Subsidiary incurred pursuant to the Credit Agreement to, within a reasonable time thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Domestic Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture, subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to guarantee the Notes. This covenant shall not apply to any of the Company's Subsidiaries that have been properly designated as an Unrestricted Subsidiary.

        Reporting Requirements.    For so long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) electronically or by mail to all holders of the Notes, as their names and addresses appear in the Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

Consolidation, Merger, Sale of Assets, etc.

        The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

  (a)
  either:

  (i)
  if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

    (ii)
    the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Notes and the Indenture; and

  (b)
  immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

        In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

        Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Notes and the Indenture with the same effect as if such successor had been named as the Company in the Notes and the Indenture and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

        The Indenture provides for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described in "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

        The following are "Events of Default" under the Indenture:

  (i)
  default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

  (ii)
  default in the payment of an installment of interest, if any, on any of the Notes, when due and payable, for 30 days;

  (iii)
  default in the performance of, or breach of, the provisions set forth under "—Consolidation, Merger, Sale of Assets, etc.";

  (iv)
  failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the Notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25.0% in aggregate principal amount of the outstanding Notes;

  (v)
  default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

  (x)
  to the Company by the Trustee; or

  (y)
  to the Company and the Trustee by the holders of at least 25.0% in aggregate principal amount of the outstanding Notes;

  (vi)
  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $150.0 million, in each case, either individually or in the aggregate, and either:

  (a)
  such Indebtedness is already due and payable in full; or

  (b)
  such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

  (vii)
  one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $150.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

  (viii)
  the entry of a decree or order by a court having jurisdiction in the premises:

  (a)
  for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law;

  (b)
  adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

  (ix)
  the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

  (x)
  any of the guarantees of the Notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 business days.

        If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

        After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

  (a)
  the Company has paid or deposited with the Trustee a sum sufficient to pay:

  (i)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  (ii)
  all overdue interest on all the Notes;

  (iii)
  the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes; and

  (iv)
  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

  (b)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

        The holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of and premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

        No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25.0% in aggregate principal amount of the outstanding Notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

        If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall deliver to each holder of the Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the noteholders.

        The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries' obligations under the Indenture and as to any default in such performance.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the guarantees thereof or the Indenture based on or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their guarantees of such Notes ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes when:

  (i)
  either:

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all the Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year, or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Notes to the date of deposit (in the case of the Notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  the Company has paid all other sums payable under the Indenture by the Company; and

  (iii)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Amendments and Waivers

        From time to time, the Company and the Trustee may, without the consent of the holders of any of the outstanding Notes, amend, waive or supplement the Indenture, the Notes or the guarantees for certain specified purposes, including, among other things, curing ambiguities, omissions, mistakes, defects or inconsistencies, conforming any provision to any provision under the heading "Description of the New Notes," qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any holder of the Notes, adding

Guarantees or releasing or discharging Guarantees in accordance with the terms of the Indenture, providing for uncertificated Notes in addition to or in place of certificated Notes, making such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes or evidencing and providing for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof. Other amendments and modifications of the Indenture, the Notes or the guarantees may be made by the Company and the Trustee with the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

  (i)
  reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes;

  (ii)
  change the currency in which any Notes or any premium, or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

  (v)
  waive a default in payment with respect to the Notes;

  (vi)
  reduce or change the rate or time for payment of interest, if any, on the Notes; or

  (vii)
  modify or change any provision of the Indenture affecting the ranking of the Notes or any guarantee of the Notes in a manner adverse to the holders of the Notes.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

        We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

        The Indenture and the Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, CT 06902, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

        The Notes will be issued in the form of one or more registered global Notes (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.

        The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of the Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

  (2)
  the Company in its discretion at any time determines not to have all the Notes represented by Global Notes; or

  (3)
  a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

        Any Global Note that is exchangeable as above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as DTC shall direct.

Same Day Settlement and Payment

        The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness of a person:

  (a)
  assumed in connection with an Asset Acquisition from such person; or

  (b)
  existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2023, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to January 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury

Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.

        "Applicable Premium" means with respect to any Notes at any redemption date, the greater of:

  (1)
  1.00% of the principal amount of such Notes; and

  (2)
  the excess of (a) the present value at such redemption date of (i) the redemption price of the Notes on January 15, 2023, set forth in the table appearing above with respect to the Notes under the caption "—Optional Redemption" plus (ii) all required remaining scheduled interest payments due on such Notes through January 15, 2023 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such Notes on such redemption date.

        "Asset Acquisition" means:

  (a)
  an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under "—Consolidation, Merger, Sale of Assets, etc."; or

  (b)
  the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

  (a)
  any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

  (b)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (c)
  any other properties or assets of the Company or any Restricted Subsidiary,

  other than, in the case of clauses (a), (b) or (c) above,

  (i)
  sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

  (ii)
  sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than the greater of $75.0 million and 1.0% of Consolidated Net Tangible Assets;

  (iii)
  the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

  (iv)
  any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

  (v)
  any disposition of Cash Equivalents;

  (vi)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable; and

  (vii)
  the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

  (i)
  the sum of the products of:

  (a)
  the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

  (b)
  the amount of each such principal payment; by

  (ii)
  the sum of all such principal payments.

        "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

        "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided that if GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

        "Cash Equivalents" means, at any time:

  (a)
  any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

  (b)
  commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by S&P or P-1 by Moody's;

  (c)
  any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500.0 million;

  (d)
  any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

  (i)
  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

  (ii)
  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

  (e)
  investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from S&P or by Moody's or investments of the types described in clauses (a) through (d) above; and

  (f)
  investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

  (b)
  the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

  (i)
  the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

  (ii)
  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total Voting Stock of the surviving or transferee corporation; or

  (c)
  the Company is liquidated or dissolved or adopts a plan of liquidation.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to January 15, 2023 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2023.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the definition of "Adjusted Treasury Rate" is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period:

  (i)
  the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

  (a)
  Consolidated Net Income;

  (b)
  Consolidated Non-cash Charges;

  (c)
  Consolidated Interest Expense;

  (d)
  Consolidated Income Tax Expense;

  (e)
  any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions, the NES Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

  (f)
  the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g) below) will not exceed the greater of 20.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

  (g)
  the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

  (ii)
  (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

        "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

  (1)
  all intercompany items between the Company and any Restricted Subsidiary; and

  (2)
  all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

        The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

  (a)
  the making of any Restricted Payment requiring calculation of the Consolidated Fixed Charge Coverage Ratio;

  (b)
  the incurrence, repayment, defeasance, retirement or discharge of any Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such facility was outstanding or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period); and

  (c)
  any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any interest bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

        If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

  (i)
  Consolidated Interest Expense; and

  (ii)
  the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis.

        "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

  (i)
  the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

  (a)
  any amortization of debt discount;

  (b)
  the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

  (c)
  the interest portion of any deferred payment obligation;

  (d)
  all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

  (e)
  all accrued interest; and

  (ii)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

  (iii)
  to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

        "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

  (i)
  any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions, the NES Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

  (ii)
  (a) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (b) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

  (iii)
  gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

  (iv)
  the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

  (v)
  any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

  (vi)
  the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

  (vii)
  any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including any premiums paid);

  (viii)
  any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

  (ix)
  any unrealized gains or losses in respect of Currency Agreements;

  (x)
  (a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the RSC Merger Transactions, the National Pump Transactions or the NES Transactions;

  (xi)
  any income (or loss) from discontinued operations;

  (xii)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

  (xiii)
  to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

  (xiv)
  any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

  (xv)
  any goodwill or other intangible asset impairment charge;

  (xvi)
  effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions, the NES Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

  (xvii)
  the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction; and

  (xviii)
  accruals and reserves established within 12 months after (a) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (b) the consummation of the National Pump Transactions that are established as a result of the National Pump Transactions, (c) the consummation of the NES Transactions that are established as a result of the NES Transactions and (d) the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

        "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

  (2)
  treasury stock;

  (3)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (4)
  Investments in and assets of Unrestricted Subsidiaries.

        "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

        "Control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

        "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of March 31, 2015, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, and the lenders and other financial institutions party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any credit agreement incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

        "Credit Facility" means one or more debt facilities or agreements (including the Credit Agreement and the Secured Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

        "Equipment Securitization Transaction" means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers' repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

        "Equity Offering" means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

        "ES Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

        "Event of Default" has the meaning set forth under "—Events of Default" herein.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Existing Securitization Facility" means the receivables facility established pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, Fairway Finance Corporation, as a purchaser, PNC Bank, National Association, as purchaser agent for itself and as a bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a purchaser agent and as a bank, SunTrust Bank, as a purchaser agent for itself and as a bank, Bank of Montreal, as a purchaser agent and as a bank, and The Bank of Nova Scotia, as administrative agent, as a bank and as a purchaser agent, as amended, modified or supplemented from time to time, and the other Transaction Documents under and as defined therein.

        "Fair Market Value" means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $200.0 million, evidenced by a resolution of the Board of Directors of the Company.

        "Foreign Subsidiary" means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

        "Foreign Subsidiary Holding Company" means any Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies.

        "Fuel Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

        "GAAP" means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the Notes.

        "guarantee" means, as applied to any obligation:

  (i)
  a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

  (ii)
  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

        The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means Holdings and each Subsidiary Guarantor.

        "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

        "Holdings" means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

        "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

        "Indebtedness" means, with respect to any person, without duplication:

  (a)
  the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

  (b)
  the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

  (c)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

  (d)
  all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

  (e)
  all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

  (f)
  all guarantees of Indebtedness referred to in this definition by such Person;

  (g)
  all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

  (h)
  all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

  (i)
  any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above; provided, however, that Indebtedness shall not include:

  (x)
  any holdback or escrow of the purchase price of property, services, businesses or assets; or

  (y)
  any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

        "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

        "Investment" means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Issue Date" means August 11, 2017.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Maturity Date" means January 15, 2028.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "National Pump Acquisition" means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Company, United Rentals of Canada, Inc., LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., Gulfco Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.

        "National Pump Transactions" means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

        "NES Acquisition" means the acquisition of assets contemplated by the Agreement and Plan of Merger, dated as of January 25, 2017, by and among NES Rentals Holdings II, Inc., the Company, UR Merger Sub II Corporation and Diamond Castle Holdings, LLC, as the Stockholder Representative named therein, as amended from time to time.

        "NES Transactions" means (a) the NES Acquisition, (b) the issuance of debt securities in connection with the NES Acquisition and (c) any other transactions contemplated in connection with the NES Acquisition and any other financing transactions in connection with the NES Acquisition.

        "Permitted Liens" means:

(a)
any Lien existing as of the Issue Date;

(b)
Liens securing Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause (b) and then outstanding does not exceed the greater of (i) $5.0 billion and (ii) 85.0% of Consolidated Net Tangible Assets;

(c)
any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d)
Liens in favor of the Company or a Restricted Subsidiary;

(e)
Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

(f)
Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

(h)
Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i)
(A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(j)
judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k)
easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(l)
any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(m)
Liens securing Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(n)
Liens securing Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided that, the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause (n) at any time outstanding does not exceed the greater of $575.0 million and 7.5% of Consolidated Net Tangible Assets, if such Indebtedness has been incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the

  Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(p)
Liens securing refinancing Indebtedness of:

(x)
the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge:

            (A)  the Notes (to the extent such Notes have been secured pursuant to the covenant described under "—Limitation on Liens"),

            (B)  any Existing Indebtedness secured by Liens,

            (C)  any Acquired Indebtedness secured by Liens pursuant to clause (c) of this definition; or

            (D)  any Indebtedness secured by Liens pursuant to clauses (dd) or (ee) of this definition; and

  (y)
  any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge:

            (A)  the Notes (to the extent such Notes have been secured pursuant to the covenant described under "—Limitation on Liens"),

            (B)  any Existing Indebtedness secured by Liens,

            (C)  any Acquired Indebtedness secured by Liens pursuant to clause (c) of this definition; or

            (D)  any Indebtedness secured by Liens pursuant to clauses (dd) or (ee) of this definition; provided, however, that:

              (1)   the principal amount of Indebtedness secured by a Lien pursuant to this clause (p) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

              (2)   in the case of Indebtedness incurred by the Company secured by Liens pursuant to this clause (p) to refinance Subordinated Indebtedness, such Indebtedness;

                (I)    has no scheduled principal payment prior to the 91st day after the Maturity Date; and

                (II)  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes issued under the Indenture; provided, further that any such Liens incurred pursuant to this clause (p) do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

(q)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(r)
Liens securing Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture;

(s)
customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t)
any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

(u)
Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

(v)
Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x)
any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y)
Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(z)
Liens created in favor of the Trustee for the Notes as provided in the Indenture;

(aa)
Liens arising by operation of law in the ordinary course of business;

(bb)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc)
Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd)
Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $500.0 million and 7.5% of Consolidated Net Tangible Assets; and

(ee)
Liens securing Indebtedness; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), no Default or Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 4.00:1.00.

        For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (ee) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

        "Quotation Agent" means a Reference Treasury Dealer selected by the Company.

        "Rating Agencies" mean Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Securitization Transaction" means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

        "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or an "asset sale."

        "Reference Treasury Dealer" means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

        "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "RS Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

        "RSC Merger" means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

        "RSC Merger Transactions" means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.'s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Credit Agreement in connection with the RSC Merger, (f) the amendment and increase of the Credit Agreement in connection with the RSC Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the RSC Merger and (h) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

        "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Secured Notes" means the Company's 4 5/8% Senior Secured Notes due 2023.

        "Securitization Transaction" means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

        "Senior Secured Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.

        "Special Purpose Vehicle" means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

        "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

        "Subordinated Indebtedness" means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a guarantee of the Notes by such person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any person:

  (i)
  a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

  (ii)
  any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

        For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "Subsidiary Guarantors" means each of the Company's Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

        "Total Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, (ii) and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Transactions" means the issuance of the Notes and the Guarantees.

        "Unrestricted Subsidiary" means (a) United Rentals Receivables LLC II and any other Special Purpose Vehicles and (b) each Subsidiary of the Company designated as such by the Company from time to time; provided that a Subsidiary may only be designated as an Unrestricted Subsidiary pursuant to this clause (b) if the Company has also designated such Subsidiary as an "Unrestricted Subsidiary" (or any substantially similar designation) pursuant to the Credit Agreement and any debt securities of the Company then outstanding that provides for designation of an "Unrestricted Subsidiary" or a substantially similar term. As of the Issue Date, United Rentals Receivables LLC II will be the only Unrestricted Subsidiary.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

        The exchange of the Old Notes for New Notes pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes. Accordingly, you should not recognize gain or loss upon the exchange of the Old Notes for the New Notes, and your basis and holding period in the New Notes should equal your basis and holding period in the Old Notes exchanged for them. In addition, you should be subject to U.S. federal income tax in respect of the New Notes in the same manner as with respect to the Old Notes.

 PLAN OF DISTRIBUTION

        If you want to participate in the Exchange Offer, you must represent, among other things, that you:

  •
  are not a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities;

  •
  acquire the New Notes issued in the Exchange Offer in the ordinary course of your business;

  •
  are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes issued in the Exchange Offer; and

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act.

        If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under "The Exchange Offer—Terms of the Exchange Offer" and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

        Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We may allow broker-dealer and any other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such New Notes but we have no obligation to do so. In addition, until February 4, 2018, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

        Any requests for additional copies of this prospectus and any amendment or supplement to this prospectus should be directed to United Rentals (North America), Inc., Attention: Corporate Secretary, 100 First Stamford Place-Suite 700, Stamford, Connecticut 06902, telephone: (203) 622-3131.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We will pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers.

 VALIDITY OF THE NEW NOTES

        The validity of the New Notes and guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this Amendment No. 1 to the Registration Statement (Form S-4 No. 333-221007) and related prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

United Rentals (North America), Inc.

Offer to Exchange Up to $750,000,000 aggregate principal amount of new 4.875% Senior Notes due 2028 registered under the Securities Act of 1933, for any and all outstanding 4.875% Senior Notes due 2028 issued on September 22, 2017

PROSPECTUS

                        , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The respective certificates of incorporation of United Rentals, Inc. ("Holdings"), United Rentals (North America), Inc. ("URNA") and United Rentals (Delaware), Inc. eliminate and limit such personal liability of their directors under such terms. Further, the respective certificates of incorporation of Holdings and URNA provide that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of Holdings or URNA will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

        Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof), the stockholders or by independent legal counsel in a written opinion, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf the person to repay such expenses if it is ultimately determined that the person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        The by-laws of United Rentals (Delaware), Inc. authorize it to indemnify, to the full extent authorized by law, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation as a director, officer or employee of any other enterprise, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses and the non-exclusivity of the indemnification rights therein.

        Holdings has entered into indemnification agreements with its directors and officers. In general, these agreements require Holdings to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of Holdings or guaranteed any obligations of Holdings; provided, however, that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to Holdings due to willful misconduct in the performance of his duties to Holdings (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

        Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, Holdings has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

        Section 18-108 of the Delaware Limited Liability Company Act ("DE LLC Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the limited liability company agreements of United Rentals Realty, LLC and United Rentals Highway Technologies Gulf, LLC provide that, to the maximum extent permitted under Delaware law, no director shall be liable to the company or any of its members for monetary damages, except with respect to any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. They further provide that, if any provision of the DE LLC Act is subsequently amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DE LLC Act, as so amended.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act ("DE RULPA") provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the amended and restated agreement of limited partnership of United Rentals Financing Limited Partnership provides that the general partner shall not be liable, responsible or accountable in damages to the limited partners or the partnership for (i) any act or omission on behalf of the partnership performed or omitted to be taken by it in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by the limited partnership agreement and in, or not opposed to, the best interests of the partnership, provided that the general partner is not guilty of gross negligence or willful misconduct, (ii) any action or omission taken or suffered by any other partner or (iii) any mistake, negligence, dishonesty or bad faith of any agent of the partnership selected by the general partner with reasonable care. In addition, to the extent the general partner has duties and liabilities relating thereto, it shall not be liable to the partnership or any other partner for its good faith reliance on provisions in the limited partnership agreement. The limited partnership agreement further provides that, to the fullest extent permitted by law, the partnership shall indemnify the general partner against any loss, damage or expenses (including amounts paid in satisfaction of judgments, in settlements, as fines and penalties and legal and other costs and expenses of investigation or defense) incurred by it by reason of any act or omission so performed or omitted by it, so long as such action or omission does not involve gross negligence or willful misconduct, and any such amounts shall be paid by the partnership to the extent assets are available, but the limited partners shall not have any personal liability to the general partner or the partnership on account of such loss, damage or expense.

Item 21.    Exhibits

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation of United Rentals, Inc., dated June 1, 2017 (incorporated by reference to Exhibit 3.2 of the United Rentals, Inc. Report on Form 8-K filed on June 2, 2017)
3.2	By-laws of United Rentals, Inc., amended as of September 8, 2016 (incorporated by reference to Exhibit 3.1 of the United Rentals, Inc. Report on Form 8-K filed on September 14, 2016)
3.3
Restated Certificate of Incorporation of United Rentals (North America), Inc., dated April 30, 2012 (incorporated by reference to Exhibit 3(c) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
3.4	By-laws of United Rentals (North America), Inc., dated May 8, 2013 (incorporated by reference to Exhibit 3(d) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
3.5	Amended and Restated Certificate of Incorporation of United Rentals (Delaware), Inc., dated June 6, 2008*
3.6	By-laws of United Rentals (Delaware), Inc.*
3.7	Certificate of Limited Partnership of United Rentals Financing Limited Partnership, dated November 27, 2006*
3.8	Amended and Restated Agreement of Limited Partnership of United Rentals Financing Limited Partnership, dated June 6, 2008*
3.9	Certificate of Formation of United Rentals Highway Technologies Gulf, LLC, dated October 14, 2010*
3.10	Limited Liability Company Agreement of United Rentals Highway Technologies Gulf, LLC, dated October 14, 2010*
3.11	Certificate of Formation of United Rentals Realty, LLC, dated September 10, 2008*
3.12	Limited Liability Company Agreement of United Rentals Realty, LLC, dated September 25, 2008*

Exhibit No.	Description of Document
4.1	Indenture for the 4.875% Notes, dated as of August 11, 2017, between United Rentals (North America), Inc., United Rentals, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the United Rentals, Inc. current report on Form 8-K filed on August 11, 2017).
5.1	Opinion of Sullivan & Cromwell LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the United Rentals, Inc. Quarterly Report on Form 10-Q filed on October 18, 2017).
21.1	Subsidiaries of United Rentals, Inc. (incorporated by reference to Exhibit 21 of the United Rentals, Inc. Annual Report on Form 10-K for the year ended December 31, 2016)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Sullivan & Cromwell LLP (included as Exhibit 5.1)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.1*
99.1	Form of Letter of Transmittal*

*
Previously filed

Item 22.    Undertakings

(a)
Each of the undersigned registrants hereby undertakes:

(1)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS (NORTH AMERICA), INC.
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Senior Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2017.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and Chief Executive Officer (Principal Executive Officer)
* Jenne K. Britell	Chairman of the Board of Directors
/s/ WILLIAM B. PLUMMER William B. Plummer	Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA T. GRAZIANO Jessica T. Graziano	Controller (Principal Accounting Officer)
* José B. Alvarez	Director
* Bobby J. Griffin	Director
* Gracia Martore	Director

Signature		Title(s)

* Singleton B. McAllister		Director
* Jason D. Papastavrou		Director
* Filippo Passerini		Director
* Donald C. Roof		Director
* Shiv Singh		Director
*By:	/s/ JOLI L. GROSS Joli L. Gross Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS, INC.
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Senior Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2017.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and Chief Executive Officer (Principal Executive Officer)
* Jenne K. Britell	Chairman of the Board of Directors
/s/ WILLIAM B. PLUMMER William B. Plummer	Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA T. GRAZIANO Jessica T. Graziano	Controller (Principal Accounting Officer)
* José B. Alvarez	Director
* Bobby J. Griffin	Director
* Gracia Martore	Director

Signature		Title(s)

* Singleton B. McAllister		Director
* Jason D. Papastavrou		Director
* Filippo Passerini		Director
* Donald C. Roof		Director
* Shiv Singh		Director
*By:	/s/ JOLI L. GROSS Joli L. Gross Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS (DELAWARE), INC.
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on 2nd the day of November, 2017.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA GRAZIANO Jessica Graziano	Vice President and Controller (Principal Accounting Officer)
* Irene Moshouris	Director and Treasurer
* Craig A. Pintoff	Director and Chief Administrative and Legal Officer

*By:	/s/ JOLI L. GROSS Joli L. Gross Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS FINANCING LIMITED PARTNERSHIP
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2017.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA GRAZIANO Jessica Graziano	Vice President and Controller (Principal Accounting Officer)

United Rentals of Nova Scotia (No.1), ULC, as general partner
/s/ MICHAEL J. KNEELAND
Name:	Michael J. Kneeland
Title:	Director and President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2017.

Signature		Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland		President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer		Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA GRAZIANO Jessica Graziano		Vice President and Controller (Principal Accounting Officer)
United Rentals (North America), Inc., its sole member
/s/ MICHAEL J. KNEELAND
Name:	Michael J. Kneeland
Title:	President and Chief Executive Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 2nd day of November, 2017.

UNITED RENTALS REALTY, LLC
By:	/s/ JOLI L. GROSS
	Name:	Joli L. Gross
	Title:	Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2017.

Signature		Title

/s/ MICHAEL J. KNEELAND Michael J. Kneeland		President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer		Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JESSICA GRAZIANO Jessica Graziano		Vice President and Controller (Principal Accounting Officer)
United Rentals (North America), Inc., its sole member
/s/ MICHAEL J. KNEELAND
Name:	Michael J. Kneeland
Title:	President and Chief Executive Officer